UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

HERITAGE-CRYSTAL CLEAN, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Leading Independent Proxy Advisory Firms ISS and Glass Lewis Recommend Heritage-Crystal Clean

Shareholders Vote “FOR” the All-Cash Transaction with J.F. Lehman & Company

Crystal Clean’s Board of Directors Unanimously Recommends Shareholders Vote “FOR” Each of

the Proposals at the Upcoming Special Meeting

HOFFMAN ESTATES, Ill. – October 3, 2023 – Heritage-Crystal Clean, Inc. (Nasdaq: HCCI) (“Crystal Clean” or the “Company”) today announced that leading independent proxy advisory firms Institutional Shareholder Services (“ISS”) and Glass Lewis & Co. (“Glass Lewis”) recommend that Crystal Clean shareholders vote “FOR” Crystal Clean’s proposed combination with J.F. Lehman & Company (“JFLCO”) at the Company’s upcoming Special Meeting of Shareholders (the “Special Meeting”) scheduled for October 10, 2023.

Brian Recatto, President and CEO of Crystal Clean, said, “We are pleased that ISS and Glass Lewis recognize the benefits of Crystal Clean’s transaction with JFLCO, and support our recommendation that all shareholders vote ‘FOR’ the proposal to adopt and approve the merger agreement. We are confident this transaction is in the best interests of Crystal Clean and its shareholders, and will strengthen our ability to serve our customers, and employees as the partner of choice nationwide for premier environmentally-sustainable solutions. We strongly urge all Crystal Clean shareholders to follow the recommendation of the Crystal Clean Board of Directors by voting ‘FOR’ all transaction-related proposals today.”

As previously announced, Crystal Clean and JFLCO have entered into a definitive merger agreement under which JFLCO agreed to acquire Crystal Clean for $45.50 per share in an all-cash transaction. Crystal Clean and JFLCO expect the transaction to close in the fourth quarter of 2023, subject to the receipt of regulatory approvals, approval by Crystal Clean shareholders, and satisfaction of other customary conditions. Upon completion of the transaction, Crystal Clean will become a privately held company and shares of Crystal Clean common stock will no longer be listed on the Nasdaq Stock Exchange or trade in any other public market.

If Crystal Clean shareholders have any questions or need assistance in voting their shares, they should contact Crystal Clean’s proxy solicitor, MacKenzie Partners, Inc., at (800) 322-2885 (toll-free) or (212) 929-5500 (collect), or email at proxy@mackenziepartners.com.

About Heritage-Crystal Clean, Inc.

Heritage-Crystal Clean, Inc. provides parts cleaning, used oil re-refining, hazardous and non-hazardous waste disposal, emergency and spill response, and industrial and field services to vehicle maintenance businesses, manufacturers and other industrial businesses, as well as utilities and governmental entities. Our service programs include parts cleaning, regulated containerized and bulk waste management, used oil collection and re-refining, wastewater vacuum, emergency and spill response, industrial and field services, waste antifreeze collection, recycling and product sales. These services help our customers manage their used chemicals and liquid and solid wastes, while also helping to minimize their regulatory burdens. Through our used oil re-refining program, during fiscal 2022, we recycled approximately 66 million gallons of used oil into high quality lubricating base oil, and we are a supplier to firms that produce and market finished lubricants. Through our antifreeze program during fiscal 2022 we recycled approximately 4.5 million gallons of spent antifreeze which was used to produce a full line of virgin-

quality antifreeze products. Through our parts cleaning program during fiscal 2022 we recycled 2.3 million gallons of used solvent into virgin-quality solvent to be used again by our customers. In addition, we sold 0.6 million gallons of used solvent into the reuse market. Through our containerized waste program during fiscal 2022 we collected approximately 22 thousand tons of regulated waste which was sent for energy recovery. Through our wastewater vacuum services program during fiscal 2022 we treated approximately 84 million gallons of wastewater. Crystal Clean is headquartered in Hoffman Estates, Illinois, and operates through 105 branch and industrial services locations serving approximately 104,000 customer locations.

About J.F. Lehman & Company

J.F. Lehman & Company is a leading private equity investment firm focused on the aerospace, defense, maritime and environmental sectors. This investment strategy reflects the firm’s deep experience in and commitment to these sectors since the firm’s founding three decades ago. Headquartered in New York, NY, the firm currently has approximately $4.5 billion of assets under management. To learn more, please visit www.jflpartners.com.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the transaction contemplated by the merger agreement (the “proposed merger”). In connection with the proposed merger, Crystal Clean filed with the U.S. Securities and Exchange Commission (the “SEC”) a definitive proxy statement (the “Proxy Statement”) on Schedule 14A on August 31, 2023. Crystal Clean has mailed the Proxy Statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed merger. This communication is not a substitute for the Proxy Statement or any other document that Crystal Clean may file with the SEC or send to its stockholders in connection with the proposed merger. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND STOCKHOLDERS OF CRYSTAL CLEAN ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders are or will be able to obtain the documents (if and when available) free of charge at the SEC’s website at www.sec.gov, or free of charge from Crystal Clean by directing a request to Mark DeVita, EVP & CFO, at mark.devita@crystal-clean.com.

Participants in the Solicitation

Crystal Clean and JFLCO and their respective directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be “participants” in the solicitation of proxies from stockholders of Crystal Clean in favor of the proposed merger. Information about Crystal Clean’s directors and executive officers is set forth in the Proxy Statement. Additional information concerning the interests of Crystal Clean’s participants in the solicitation, which may, in some cases, be different than those of Crystal Clean ’s stockholders generally, is also set forth in the Proxy Statement.

Forward-Looking Statements

This communication contains forward-looking statements. Forward-looking statements include, without limitation, projections, predictions, expectations, or beliefs about future events or results and are not statements of historical fact. Such statements may include statements regarding the completion of the proposed merger and the expected timing of the completion of the proposed merger, the management of Crystal Clean upon completion of the proposed merger and Crystal Clean’s plans upon completion of the proposed merger. Such forward-looking statements are based on various assumptions as of the time they are made, and are inherently subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are often accompanied by words that convey projected future events or outcomes such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” “may,” “view,” “opportunity,” “potential,” or words of similar meaning or other statements concerning opinions or judgment of Crystal Clean or its management about future events. There can be no assurance that actual results, performance, or achievements of Crystal Clean will not differ materially from any projected future results, performance or achievements expressed or implied by such forward-looking statements. Actual future results, performance or achievements may differ materially from historical results or those anticipated depending on a variety of factors, some of which are beyond the control of Crystal Clean, including, but not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the inability to complete the proposed merger due to the failure to obtain stockholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger; risks related to disruption of management’s attention from Crystal Clean’s ongoing business operations due to the proposed merger; unexpected costs, charges or expenses resulting from the proposed merger; Crystal Clean’s ability to retain and hire key personnel in light of the proposed merger; certain restrictions during the pendency of the proposed merger that may impact Crystal Clean’s ability to pursue certain business opportunities or strategic transactions; the ability of the buyer to obtain the necessary financing arrangements set forth in the commitment letters received in connection with the proposed merger; potential litigation relating to the proposed merger that could be instituted against the parties to the Merger Agreement or their respective directors, managers or officers, including the effects of any outcomes related thereto; the effect of the announcement of the proposed merger on Crystal Clean’s relationships with its customers, operating results and business generally; and the risk that the proposed merger will not be consummated in a timely manner, if at all. Crystal Clean refers you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Crystal Clean’s Form 10-K for the fiscal year ended December 31, 2022, and comparable sections of Crystal Clean’s Quarterly Reports on Form 10-Q and other filings, which have been filed with the SEC and are available on the SEC’s website at www.sec.gov. All of the forward-looking statements made in this Current Report on Form 8-K are expressly qualified by the cautionary statements contained or referred to herein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on Crystal Clean or its business or operations. Readers are cautioned not to rely on the forward-looking statements contained in this Current Report on Form 8-K. Forward-looking statements speak only as of the date they are made and Crystal Clean does not undertake any obligation to update, revise or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

Heritage-Crystal Clean Contacts

Investor Contact:

Mark DeVita

Executive Vice President and Chief Financial Officer

mark.devita@crystal-clean.com

847-836-5670

Media Contact:

Mike Ademe

Communications & Marketing Manager

mike.ademe@crystal-clean.com

224-281-1530

or

Joele Frank, Wilkinson Brimmer Katcher

Eric Brielmann / Kaitlin Kikalo

212-355-4449

JFLCO Contact

Karina Perelmuter

IR@Jflpartners.com